TERMINATION AGREEMENT

This Termination Agreement, made as of this 5TH day of November, 2007 by and between CENTAURUS ONE, LLC, a Massachusetts limited liability company ("Centaurus"), and TIX CORP., a Delaware corporation ("TIX").

RECITALS

WHEREAS, Centaurus and TIX entered into a Consulting Agreement, dated April 23, 2007 (the "Consulting Agreement");

WHEREAS, each of the parties agrees and acknowledges that full performance has substantially been completed by each party under the Consulting Agreement, i.e., TIX has fully paid Centaurus a cash retainer and issued Centaurus TIX common stock and a warrant to purchase additional shares of TIX common stock, and Centaurus has delivered consulting services sufficiently significant to TIX such that the cash retainer, stock grant, and one-half of the shares issuable under the warrant are fully earned and vested; and

WHEREAS, the parties wish to terminate the Consulting Agreement on the terms and conditions set forth below:

AGREEMENT

1. **Termination.** TIX and Centaurus agree to terminate the Consulting Agreement effective on the date hereof, and each party hereto acknowledges the full satisfaction of all duties, obligations and responsibilities under said Consulting Agreement, subject, however, to the provisions of Paragraph 5 of this Agreement.

2. **Mutual and Joint Releases.** Simultaneously with the execution of this Agreement, (a) Centaurus will execute and deliver to TIX a release in the form attached hereto as Exhibit A; and (b) TIX will execute and deliver to Centaurus a release in the form attached hereto as Exhibit B. In addition, with reference to the party who introduced STI and TIX to each other, Centaurus and TIX will jointly execute and deliver to Alan Haymon, personally, and to all of Alan Haymon's companies, subsidiaries, and affiliates, including their owners, officers, directors, employees, and agents (collectively referred to as the "Introducing Party") a release in the form attached hereto as Exhibit C.

3. **Centuarus, no claims, demands or causes of action.** Centaurus represents that to the best of its knowledge, as of the date hereof, there are no claims, demands or causes of action pending against it or any of its affiliates that would entitle it to be indemnified under Paragraph 5 of the Consulting Agreement, and to the best of its knowledge, no such claim, demand or cause of action is threatened.

4. **TIX, no claims, demands or causes of action.** TIX represents that to the best of its knowledge, as of the date hereof, there are no claims, demands or causes of action pending against it or any of its subsidiaries or affiliates that would obligate it to indemnify Centaurus under Paragraph 5 of the Consulting Agreement, and to the best of its knowledge, no such claim, demand or cause of action is threatened.

5. **Termination and Replacement of Warrant.** The parties hereto agree that as of the date of this Agreement, the services provided to TIX by Centaurus have earned Centaurus all of the pre-paid retainer and all of the granted stock, but only one-half of the shares issuable under the warrant. Accordingly, contemporaneously with the execution of this Agreement, that certain Warrant, dated as of May 3, 2007 (the "Original Warrant"), will be cancelled and returned to TIX, and TIX will execute and deliver to Centaurus a replacement warrant to purchase 500,000 shares of TIX common stock, on exactly the same terms and conditions as the Original Warrant.

6. **Mutual Indemnification.** With respect to occurrences on or after the date hereof, each of the parties hereto (hereinafter referred to individually as the "Indemnifying Party") shall indemnify, defend and hold harmless the other party, and that party's respective manager(s), officers, agents, employees, owners, affiliates and subsidiaries (collectively referred to herein as, the "Indemnified Party") from and against any and all liability, loss, damages, expenses (including attorney fees) relating to the Consulting Agreement and/or the Warrant, provided however that an Indemnifying Party shall not be obligated to indemnify to the extent any such claims result from a material misrepresentation or willful conduct on the part of the Indemnified Party and provided, further, that the Indemnified Party has complied with the provisions of this Agreement.

7. **Mutuality of Agreement.** The Consulting Agreement is being terminated by mutual agreement of the parties and not as a result of any breach of the Consulting Agreement.

8. **No future obligations**. Following the date hereof, Centaurus will have no further obligations to deliver services to TIX whatsoever, including but not limited to any obligations to promote, brand or provide community relations services to TIX.

9. **Confidentiality**. TIX and Centaurus, their representatives, agents and counsel agree to maintain the confidentiality of the terms of this Agreement, except to the extent otherwise required by law and provided that in such instances, the disclosing party shall to the fullest extent permitted by such laws, request that confidential treatment be afforded this Agreement.

10. **Entire Agreement**. This Agreement supersedes and terminates all prior Agreements with respect to the subject matter contained herein, and this Agreement embodies the entire understanding between the parties relating to the termination of the Consulting Agreement, any and all prior correspondence, conversations, or memoranda being merged herein and replaced, and being without effect hereon. This Agreement or

any part hereof, including the provision against oral modifications, may not be modified, waived, or amended except in a writing duly signed by the authorized parties hereto.

11. **Binding Effect**. All covenants, agreements, representations and warranties contained in this Agreement shall bind the parties, their respective successors and assigns, and shall inure to their respective benefit and the benefit of their successors and assigns, whether expressed or not.

12. **Enforceability**. If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provisions and shall not affect the remainder of this Agreement.

13. **Seal**. This Agreement shall take effect as an instrument under seal.

14. **Captions**. The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction thereof. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Consulting Agreement.

IN WITNESS WHEREOF, this Termination Agreement has been duly executed effective on the date first above written.

CENTAURUS ONE, LLC

By: Fletcher H. Wiley
Name: Fletcher H. Wiley
Title: Manager

TIX CORP.

By:______________________
Name: Mitchell J. Francis
Title: President

EXHIBIT C

RELEASE

In consideration of one dollar ($1.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CENTAURUS ONE, LLC, a Massachusetts limited liability company and TIX Corp., a Delaware corporation (together the"Releasors") hereby release and discharge the party who introduced them to each other, Alan Haymon, personally, and all of Alan Haymon's companies, subsidiaries, and affiliates, including their owners, officers, directors, employees, and agents (collectively, the "Introducing Party," also collectively referred to herein as the "Releasee") from any and all claims, demands, causes of action, obligations, damages, losses, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Releasors ever had, now have or claim to have against Releasees arising from or relating to the introduction of the Releasors and the execution of the Consulting Agreement, dated April 23, 2007.

IN WITNESS WHEREOF, Releasors have executed this Release on the day and year written below.

CENTAURUS ONE, LLC

By: Fletcher H. Wiley
Name: Fletcher H. Wiley
Title: Manager

TIX CORP.

By:________________________
Name: Mitchell J. Francis
Title: President

EXHIBIT A

RELEASE

CENTAURUS ONE, LLC, a Massachusetts limited liability company ("Releasor"), in consideration of the promises, covenants and agreements set forth in the Termination Agreement, dated November 5, 2007, entered into between Releasor and TIX Corp., a Delaware corporation, and its officers, directors, shareholders, affiliates, and subsidiaries (hereinafter collectively referred to as "Releasee"), hereby releases and discharges Releasee and its successors and assigns from any and all claims, demands, causes of action, obligations, damages, losses, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Releasor ever had, now has or claims to have against Releasee arising from or relating to the Consulting Agreement, dated April 23, 2007, between Releasee and Releasor, except as otherwise provided in the aforesaid Termination Agreement.

IN WITNESS WHEREOF, Releasor has executed this Release on the day and year written below.

CENTAURUS ONE, LLC

By: Fletcher H. Wiley

Name: Fletcher H. Wiley

Title: Manager

EXHIBIT B

RELEASE

TIX, a Delaware corporation ("Releasor"), in consideration of the promises, covenants and agreements set forth in the Termination Agreement, dated November 5, 2007, entered into between Releasor and Centaurus One, LLC, a Massachusetts limited liability company, and its manager(s), owners, affiliates, and subsidiaries (hereinafter collectively referred to as "Releasee"), hereby releases and discharges Releasee and its successors and assigns from any and all claims, demands, causes of action, obligations, damages, losses, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Releasor ever had, now has or claims to have against Releasee arising from or relating to the Consulting Agreement, dated April 23, 2007, between Releasee and Releasor, except as otherwise provided in the aforesaid Termination Agreement.

IN WITNESS WHEREOF, Releasor has executed this Release on the day and year written below.

TIX CORP.

By:______________________________
Name: Mitchell J. Francis
Title: President